                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(A) Of The
                         Securities Exchange Act Of 1934

Filed by the Registrant    [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             AMKOR TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transactions applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:  N/A

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                                   Amkor Logo

                             1345 ENTERPRISE DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380

June 14, 2000
To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Wednesday, July 19, 2000 at 10:30 a.m., at The Sheraton Inn Great Valley, located at 707 Lancaster Pike (at the intersection of Route 202 and Route 30), Frazer, Pennsylvania 19355, telephone number (610) 524-5500.

     The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement.

     Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ JAMES J. KIM
                                          James J. Kim
                                          Chairman of the Board and
                                          Chief Executive Officer

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 19, 2000

Dear Amkor Stockholder:

     On Wednesday, July 19, 2000, Amkor Technology, Inc., a Delaware corporation, will hold its 2000 Annual Meeting of Stockholders at The Sheraton Inn Great Valley, located at 707 Lancaster Pike (at the intersection of Route 202 and Route 30), Frazer, Pennsylvania 19355, telephone number (610) 524-5500. The meeting will begin at 10:30 a.m.

     Only stockholders who held stock at the close of business on June 1, 2000 can vote at this meeting or any adjournments that may take place. At the meeting we will:

     1. Elect the Board of Directors.

     2. Approve the appointment of our independent auditors for 2000.

     3. Attend to other business properly presented at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO
                  PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

     At the meeting we will also report on Amkor's business results and other matters of interest to stockholders of Amkor.

     The approximate date of mailing for this proxy statement and card is June 14, 2000.

                                          THE BOARD OF DIRECTORS
June 14, 2000
West Chester, Pennsylvania

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             AMKOR TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Amkor Technology, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, July 19, 2000, at 10:30 a.m., and at any adjournment that may take place.

     The Annual Meeting will be held at The Sheraton Inn Great Valley, located at 707 Lancaster Pike (at the intersection of Route 202 and Route 30), Frazer, Pennsylvania 19355, telephone number (610) 524-5500. Our principal executive offices located at 1345 Enterprise Drive, West Chester, Pennsylvania 19380. Our telephone number is (610) 431-9600.

     We mailed these proxy materials on or about June 14, 2000 to stockholders of record who held our common stock on June 1, 2000.

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

     Q: WHAT MAY I VOTE ON?

     A: (1) The election of six nominees to serve on our Board of Directors; AND

        (2) The approval of the appointment of Arthur Andersen LLP as our independent auditors for 2000.

     Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     A: The Board recommends a vote FOR each of the nominees and FOR the appointment of Arthur Andersen LLP as independent auditors for 2000.

     Q: WHO IS ENTITLED TO VOTE?

     A: Stockholders as of the close of business on June 1, 2000 (the "Record
        Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 151,753,916 shares of the Company's common stock were issued and outstanding, held by 566 holders of record (including shares held in "street name").

     Q: HOW DO I VOTE?

     A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope.

     Q: HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

     A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying the Company's Secretary, Kevin Heron, or by returning a later-dated proxy card. You may also revoke your proxy and change your vote (i) by voting in person at the meeting or (ii) by mailing a written notice of revocation or subsequent proxy to the attention of the Company's Secretary.

     Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

     Q: WHO WILL COUNT THE VOTE?

     A: Representatives of the Company's transfer agent, will count the votes and act as the inspector of elections. The Company believes that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

     Q: WHAT IS A "QUORUM"?

     A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action, to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present or represented for purposes of determining whether stockholder approval of that matter has been obtained but will be counted for purposes of establishing a quorum.

     Q: WHO CAN ATTEND THE ANNUAL MEETING?

     A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership.

     Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: Although we do not know of any business to be considered at the 2000
        Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James J. Kim, Amkor's Chief Executive Officer, and Kenneth T. Joyce, Amkor's Chief Financial Officer, to vote on such matters at their discretion.

     Q: HOW AND WHEN MAY I SUBMIT PROPOSALS FOR THE 2000 ANNUAL MEETING?

     A: To have your proposal included in the Company's proxy statement for the 2000 Annual Meeting, you must submit your proposal in writing by February 24, 2000, to the Company's Secretary, c/o Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380.

        If you submit a proposal for the 2000 Annual Meeting after February 24, 2000, the proxy for the 2000 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

        You should also be aware of certain other requirements you must meet to have your proposal brought before the 2000 Annual Meeting, and these requirements are explained in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                           PROPOSALS YOU MAY VOTE ON

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company has nominated six (6) candidates for election to the Board of Directors this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below, each of whom is presently a director. Each nominee has consented to be named a nominee in this proxy statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees as possible (or, if new nominees have been designated by the Board, in such manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. All directors are elected annually and serve a one-year term until our next annual meeting. We expect that each nominee will be able to serve as a director.

REQUIRED VOTE

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward the total votes cast in favor of a nominee.

                YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
               ELECTION OF EACH OF THE NOMINATED DIRECTORS BELOW.

NOMINEES FOR THE BOARD OF DIRECTORS

     The following table sets forth the names and the ages as of June 1, 2000 of our incumbent directors who are being nominated for re-election to the Board:

                   NAME                     AGE                  POSITION
                   ----                     ---                  --------
James J. Kim..............................  64     Chief Executive Officer and Chairman
John N. Boruch............................  57     President and Director
Winston J. Churchill(1)...................  59     Director
Thomas D. George(1).......................  59     Director
Gregory K. Hinckley(2)....................  53     Director
John B. Neff(2)...........................  68     Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     JAMES J. KIM. James J. Kim, 64, has served as our Chief Executive Officer and Chairman since September 1997. Mr. Kim founded our predecessor in 1968 and served as its Chairman from 1970 to April 1998. He has also served as the Chairman of Anam group of companies and a director of ASI since 1992. Mr. Kim is a director of CFM Technologies, Inc. Mr. Kim is Chairman of The Electronics Boutique, Inc., an electronics retail chain.

     JOHN N. BORUCH. John N. Boruch, 57, has served as our President and a director since September 1997 and our Chief Operating Officer since February 1999. Mr. Boruch has served as President of Amkor Electronics, Inc., our predecessor, from February 1992 through April 1998. From 1991 to 1992, he served as our predecessor's Corporate Vice President in charge of Sales. Mr. Boruch joined us in 1984. Mr. Boruch earned a B.A. in Economics from Cornell University.

     WINSTON J. CHURCHILL. Winston J. Churchill, 59, has been a director of our company since July 1998. Mr. Churchill is a managing general partner of SCP Private Equity Partners, L.P., a private equity fund sponsored by Safeguard Scientifics, Inc. He is also chairman of Churchill Investment Partners, Inc. and CIP

Capital Management, Inc. From 1984 to 1989, Mr. Churchill was a general partner and a managing partner of a private investment firm. From 1967 to 1983, he practiced law at the Philadelphia law firm of Saul, Ewing, Remick & Saul where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and a member of the Executive Committee. Mr. Churchill is chairman of the board of Central Sprinkler Corporation and a member of the board of Griffin Land & Nurseries, Inc. From 1989 to 1993, he served as Chairman of the Finance Committee of the Pennsylvania Public School Employees' Retirement System. Mr. Churchill is also a member of the Executive Committee of the Council of Institutional Investors.

     THOMAS D. GEORGE. Thomas D. George, 59, has been a director of our company since November 1997. Mr. George was Executive Vice President, and President and General Manager, Semiconductor Products Sector ("SPS") of Motorola, Inc., from April 1993 to May 1997. Prior to that, he held several positions with Motorola, Inc., including Executive Vice President and Assistant General Manager, SPS, from November 1992 to April 1993 and Senior Vice President and Assistant General Manager, SPS, from July 1986 to November 1992. Mr. George is currently retired.

     GREGORY K. HINCKLEY. Gregory K. Hinckley, 53, has been a director of our company since November 1997. Mr. Hinckley has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation, a software company, since January 1997. From November 1995 until January 1997, he held the position of Senior Vice President with VLSI Technology, Inc., a manufacturer of complex integrated circuits. From August 1992 until December 1996, Mr. Hinckley held the position of Vice President, Finance and Chief Financial Officer with VLSI Technology, Inc. From December 1991 until August 1992, he was an independent consultant. Mr. Hinckley is also a director of OEC Medical Systems, Inc., a manufacturer of medical imaging equipment.

     JOHN B. NEFF. John B. Neff, 68, has been a director of our company since January 1999. Mr. Neff was portfolio manager for Windsor Fund and Gemini II mutual fund from 1964 until his retirement in 1995. He was also Senior Vice President and Managing Partner of Wellington Management, one of the largest investment management firms in the United States. From 1996 to 1998, Mr. Neff was a director with Chrysler Corporation. He is a member of the board of directors of Crown, Cork and Seal Corp. and on the executive board of directors of Invemed Catalyst Fund, LLP. He is also a member of the board of Governors of the Association for Investment Management and Research.

                             DIRECTOR COMPENSATION

     We do not compensate directors who are also employees or officers of our company for their services as directors. Non-employee directors, however, are eligible to receive: (1) an annual retainer of $15,000, (2) $1,000 per meeting of the Board of Directors that they attend, (3) $1,000 per meeting of a committee of the Board of Directors that they attend and (4) $500 per non-regularly scheduled telephonic meeting of the Board of Directors in which they participate. We also reimburse non-employee directors for travel and related expenses incurred by them in attending board and committee meetings.

     1998 DIRECTOR OPTION PLAN: Our Board of Directors adopted the 1998 Director Option Plan (the "Director Plan") in January 1998. Our stockholders subsequently approved the Director Plan in April 1998. The Director Plan became effective immediately prior to our initial public offering on April 30, 1998.

     Under the Director Plan, (1) each non-employee director who was a non-employee director on the date of our initial public offering received an initial grant of options to purchase 15,000 shares of our common stock, (2) each individual who became a non-employee director after our initial public offering received an initial grant of options to purchase 15,000 shares of our common stock on the date that he or she became a non-employee director and (3) each individual who becomes a non-employee director after April 30, 1998 will receive an initial grant of options to purchase 15,000 shares of our common stock on the date that he or she becomes a non-employee director. In addition to this initial grant, we will subsequently grant each non-employee director who has served on the Board of Directors for at least six months an option to purchase

5,000 shares of our common stock each time he or she is re-elected to serve as a director of our company by our stockholders. The option grants under the Director Plan are automatic and nondiscretionary.

     We reserved a total of 300,000 shares of our common stock for issuance under the Director Plan. The exercise price of the initial grant of 15,000 options to our non-employee directors who were serving as directors on the date of our initial public offering was 94% of the $11.00 price per share of the shares of our common stock sold in our initial public offering. The exercise price of each option under the Director Plan issued after our initial public offering was, and will continue to be, 100% of the fair market value of our common stock on the grant date. The term of each option issued under the Director Plan is ten years.

     Each option granted to a non-employee director vests as to 33 1/3% of the optioned stock one year after the date of grant and as to an additional 33 1/3% of the optioned stock on each anniversary of the date of grant, provided that the optionee continues to serve as a non-employee director. Therefore, three years after the grant of an option, a non-employee director may exercise 100% of the stock optioned under that option grant.

     If all or substantially all of our assets are sold to another entity or we merge with or into another corporation, that acquiring entity or corporation may either assume all outstanding options under the Director Plan or may substitute equivalent options. Following an assumption or substitutes, if the director is terminated other than upon a voluntary resignation, any assumed or substituted options will vest and become exercisable in full. If the acquiring entity does not either assume all of the outstanding options under the Director Plan or substitute an equivalent option, each option issued under the Director Plan will immediately vest and become exercisable in full. The Director Plan will terminate in January 2008 unless sooner terminated by the Board of Directors.

                         BOARD MEETINGS AND COMMITTEES

     The Company's Board meets approximately five times a year in regularly scheduled meetings, but will meet more often if necessary. The Board held four meetings and acted by unanimous written consent on two occasions during 1999 and all of the directors attended at least 98% of the Board meetings and Committee meetings of which they were members.

     The full Board considers all major decisions of the Company. However, the Board has established the following two standing committees, each of which is chaired by an outside director:

COMPENSATION COMMITTEE

     The Compensation Committee is presently comprised of Messrs. George and Churchill. The Compensation Committee: (1) reviews and approves annual salaries, bonuses, and grants of stock options pursuant to our 1998 Stock Plan and (2) reviews and approves the terms and conditions of all employee benefit plans or changes to these plans. During 1999, the Committee did not meet apart from regular meetings with the entire Board.

THE AUDIT COMMITTEE

     The Audit Committee is comprised of Messrs. Hinckley and Neff, each of whom is independent (as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee: (1) recommends to the Board of Directors the annual appointment of our independent auditors, (2) discusses and reviews in advance the scope and the fees of the annual audit, (3) reviews the results of the audit without independent auditors and discusses the foregoing with the Company's management, (4) reviews and approves non-audit services of the independent auditors, (5) reviews compliance with our existing major accounting and financial reporting policies, (6) reviews the adequacy of our financial organization, (7) reviews management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and (8) reviews and discusses with our independent auditors their independence. Based on all of the foregoing, the Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K filed on March 30, 2000, for the year ended December 31, 1999, as amended in an Amended Annual Report on Form 10-K/A filed on April 28, 2000. The Committee did not meet apart from regular meetings with the entire Board during 1999.

     The Board currently has no nominating committee or committee performing a similar function.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, (the "Committee"), of the Company's Board of Directors currently consists of Mr. Winston Churchill (Chairman), and Mr. Thomas George. Both members were designated by the Board on November 10, 1998. No member of the committee during 1999 was an employee of the Company or any of its subsidiaries. Each member meets the definition of "non employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code").

     The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

     - Determining the compensation of the Chief Executive Officer of the Company.

     - Reviewing and approving all other executive officers' compensation, including salary and payments under the executive bonus plan, in each case based in part upon the recommendation of the Chief Executive Officer of the Company.

     - Granting awards to executive officers under the Company's stock option incentive plans.

     - Reviewing and making recommendations to the Board of Directors regarding compensation goals and guidelines for the Company's employees and criteria by which bonuses to the Company's employees are determined.

     - Administering the Company's 1998 Stock Plan, and the Employee Stock Purchase Plan.

  Compensation Philosophy

     The Company's compensation philosophy is to attract and retain top talent within the packaging and wafer fabrication industries through a multifaceted compensation approach. This includes aligning base pay with companies with whom the Company competes with for top talent. These companies are within both the semiconductor and printed circuit board manufacturing sectors. The Company's approach to total cash compensation is that it should vary with the performance of the Company in obtaining the financial and operational objectives of the Company. The Company has an incentive program for all employees which is proportional to company profitability. In addition, the Company has an executive bonus program that is based on annual operational performance.

  Salaries

     It is the Committee's objective to establish base salaries at levels that are comparable to those paid to executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including semiconductor and printed circuit board companies. The Committee believes that it is necessary to attract and retain the leaders in the packaging industry, as the company competes with these companies for executive talent. At the end of the fiscal year, each executive officer is reviewed by Mr. Kim. The review of executive officers made in fiscal 1999 for performance related to their specific function within the organization and results achieved by them relative to key performance factors. The Committee reviewed independently these recommendations and approved, with any modifications that it deemed appropriate, the annual salary, including salary increases, for the executive officers. Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of the company's pay practices within the electronics and wafer fabrication industries.

  Annual Incentive Compensation

     Each executive officer's performance, as well as their total cash compensation on a peer-market level was evaluated by the Committee to determine the appropriate cash bonus award. Additionally, industry standards regarding cash bonus as a percentage of total base pay were reviewed to ensure alignment within the industry.

  Executive Incentive Bonus Plan

     A executive incentive plan was established by the Compensation Committee in 1999. This Executive Incentive Bonus Plan (the "EIBP"), is a cash based incentive bonus program. The purpose of this plan is to align Executive Officer's as well as key employees performance with operational performance, EBITDA, and Revenue growth. The EIBP establishes performance targets for each of these three measures, and determines, by individual, the targeted bonus level for performance.

  Employee Profit Sharing Plan

     Most employees of the Company are eligible to participate in a cash bonus program which is proportional to corporate profitability. Annually, a percentage of Amkor Technology, Inc.'s profit before taxes is allocated to the profit sharing pool. This allocation is distributed as a percentage of employees' base pay, to eligible participants within the company.

  Long-Term Incentive Compensation

     Long-term incentive compensation currently consists solely of stock options. The Committee is responsible for the administration of the Company's stock option program. Option grants are made under the Stock

Option Plan, as amended, at the fair market price on the date of grant and expire up to ten years after the date of the grant. The Committee believes that stock options are a competitive necessity in the electronics industry.

     As a general rule, the Committee believes that a certain portion of the compensation package for all Executive Officers should be based on long term incentives.

                       COMPENSATION COMMITTEE INTERLOCKS

     The Compensation Committee currently consists of Messrs. Churchill and George. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries during fiscal 1999. None of our executive officers has served on the board of directors or on the compensation committee on any other entity, any of whose officers served either on our Board of Directors or on our Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1956, Mr. H.S. Kim founded Anam Semiconductor, Inc. ("ASI"). Mr. H.S. Kim currently serves as the honorary Chairman and a representative Director of ASI. ASI is a member of the Anam Group, consisting principally of companies in Korea in the electronics industry. The family of Mr. H.S. Kim significantly influences the management of ASI and the other companies in the Anam Group.

     Mr. James Kim is the eldest son of Mr. H.S. Kim. He is also our founder and Chairman and Chief Executive Officer. Since January 1992, Mr. James Kim has also served as Chairman of the Anam Group and a director of ASI. Currently, Mr. James Kim and members of his family beneficially own approximately 51% of our outstanding common stock, and Mr. James Kim and other members of his family will continue to exercise significant control over our company.

     In December 1999 the Company announced that it was in discussions with ASI to purchase it's three remaining packaging and test factories, known as K1, K2 and K3 combined with an additional equity investment in ASI. In February 2000, the Company announced that it had reached an agreement with ASI to purchase K1, K2 and K3 for $950.0 million and committed to make an additional equity investment in ASI of approximately $459.0 million. The commitment to make this equity investment supersedes the existing commitment to ASI to purchase $150.0 million in equity, previously agreed to as part of the terms of ASI's Workout with its Korean Creditor Banks, excluding the $41.6 million already invested in October 1999. The Company completed the purchase of K1, K2 and K3 and investment in ASI during the second quarter of 2000. Upon the Company's additional $459.0 million investment in the common stock of ASI and conversion by ASI's Creditor banks of W150 billion (approximately $132.0 million) of debt to common stock of ASI, the Company's and the Creditor banks' ownership in ASI voting stock is approximately 43% and 34%, respectively.

     In October 1999, the Company acquired 10,000,000 shares of ASI common stock for approximately $41.6 million (W50.0 billion) representing the Company's first installment of its commitment to invest in ASI over a four year period in connection with ASI's Workout with its Korean Creditor Banks. The remaining portion of the obligation was canceled under the terms of the agreement to purchase K1, K2 and K3.

     On May 17, 1999, the Company purchased certain assets and liabilities of ASI's packaging and test business located in Kwangju, Korea ("K4"). The purchase price for K4 was $575.0 million in cash plus the assumption of approximately $7.0 million of employee benefit liabilities.

     In connection with the acquisition of K4, the Company has entered into a transition services agreement with ASI. Pursuant to this agreement, which terminated pursuant to the terms of our agreement to purchase K1, K2 and K3, ASI provided many of the same non-manufacturing related services to K4 that it provided prior to the acquisition, including transportation and shipping, human resources, and accounting and general administrative services. The Company has incurred approximately $5.8 million of costs during the year ended December 31, 1999 for the services provided under this agreement. In addition, the Company has also entered into an intellectual property license agreement with ASI that was effective upon the closing of the acquisition.

     In 1999, approximately 53% of the Company's packaging and test revenues as well as 100% of the Company's wafer fabrication revenues 1999 were derived from services performed for the Company by ASI. By the terms of a long-standing agreement, the Company has been responsible for marketing and selling ASI's semiconductor packaging and test services, except to customers in Korea. The Company has worked closely with ASI in developing new technologies and products. Effective January 1, 1998, the Company entered into five-year supply agreements with ASI giving the Company the first right to market and sell substantially all of ASI's packaging and test services and the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry, both of which have negotiable pricing terms. These agreements are cancellable by either party upon five years prior written notice at any time after the fifth anniversary of the effective date.

     On July 1, 1999, the Company acquired the stock of AAPMC for $3.8 million, which was paid to ASI during June 1999. AAPMC supplies machine tooling used by the Company at its Philippine operations. As an interim step to this acquisition, during April 1999, the Company assumed and repaid $5.7 million.

     The Company previously met a significant portion of its financing from financing arrangements provided by AUSA. A majority of the amount due to AUSA represented outstanding amounts under financing obtained by AUSA for the benefit of the Company with the balance representing payables to AUSA for packaging and test service charges and wafer fabrication service charges from ASI. Based on guarantees provided by ASI, AUSA obtained for the benefit of the Company a continuous series of short-term financing arrangements which generally were less than six months in duration, and typically were less than two months in duration. Because of the short-term nature of these loans, the flows of cash to and from AUSA under this arrangement were significant. Purchases from ASI through AUSA were $714.5 million 1999. Charges from AUSA for interest and bank charges were $1.4 million for 1999. The net amounts payable to ASI and AUSA were $28.3 million at December 31, 1999.

     To facilitate capacity expansion for new product lines, certain customers advanced the Company funds to purchase certain equipment to fulfill such customers' forecasts. In certain cases, the customer has requested that the equipment be installed in the ASI factories. In these cases, the Company receives funds from the customer and advances the funds to ASI. ASI in turn purchases the necessary equipment. ASI repays the Company through a reduction of the monthly processing charges related to the customer product being assembled. The Company will reduce its obligation to the customer through a reduction in the accounts receivable, due from the customer, at the time services are billed. As of December 31, 1999 this amount was approximately $1.1 million.

     The Company utilizes Anam Semiconductor & Technology Co., Ltd. ("AST"), an affiliate of ASI, as a key supplier of leadframes. The Company pays for its materials before shipment. As of December 31, 1999, the balance paid in advance to AST was approximately $1.5 million. Payments to AST were approximately $33.0 million during 1999.

     Anam Engineering and Construction, an affiliate of ASI, built the packaging facility for AAP in the Philippines. Payments to Anam Engineering and Construction were $3.9 million in 1999. Anam Precision Equipment and Anam Instruments manufacture certain equipment used by the Philippine operations. Payments to Anam Precision Equipment and Anam Instruments were $14.6 million in 1999, respectively.

     A principal stockholder of the Company has extended guarantees on behalf of the Company in the amount of $16.0 million at December 31, 1999.

     The Company leases office space in West Chester, Pennsylvania from certain stockholders of the Company. The lease expires in 2006. The Company has the option to extend the lease for an additional 10 years through 2016. Amounts paid for these leases in 1999 were $1.1 million.

     At December 31, 1999, the Company had net balances due from affiliates other than ASI and AUSA of $24.5 million.

     We entered into indemnification agreements with our officers and directors. These agreements contain provisions which may require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). We also agreed to advance them any expenses for proceedings against them that we agreed to indemnify them from.

     In connection with the reorganization of our company in April 1998, we entered into tax indemnification agreements with Mr. and Mrs. James Kim and the Kim Family Trusts. Under these agreements, Mr. and Mrs. James Kim and the Kim Family Trusts will indemnify us for their proportionate share of any U.S. federal or state corporate income taxes attributable to the failure of Amkor Electronics, Inc. ("AEI") to qualify as an S Corporation for any period or in any jurisdiction for which S Corporation status was claimed through April 28, 1998. The tax indemnification agreements require us to indemnify Mr. and Mrs. James Kim and the Kim Family Trusts if they are required to pay additional taxes or other amounts attributable to taxable years on or before April 28, 1998 if AEI filed or files tax returns claiming status as an S Corporation.

     Amkor Electronics, Inc., our predecessor ("AEI") has made various distributions to Mr. and Mrs. James Kim and the Kim Family Trusts. These distributions allowed Mr. and Mrs. James Kim and the Kim Family Trusts to pay their income taxes on their allocable portions of the income of AEI. Such distributions totaled approximately $33.1 million in 1998. As a result of the termination of the S Corporation election and the finalization of the AEI tax returns, approximately $2.7 million of the 1998 distributions will be refunded to our company.

     We maintain split-value life insurance policies on the joint lives of James
J. Kim and Agnes C. Kim for the benefit of the Trust of James J. Kim dated September 30, 1992 (the "1992 Trust"). We pay approximately $700,000 in annual premiums for these policies. We will receive in death benefits an amount equal to the lesser of the total net premiums paid in cash by us or the net cash surrender value of the policy as of the date of death of James J. Kim and Agnes
C. Kim.

     In January 1998, we loaned $120,000 to Mr. Boruch. This loan bears interest at 7% per year and is repayable in five equal annual installments.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Amkor with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, Amkor believes that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with in a timely fashion.

                             DIRECTORS AND OFFICERS

     JAMES J. KIM. For a brief biography on Mr. Kim, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JOHN N. BORUCH. For a brief biography on Mr. Boruch, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     KENNETH T. JOYCE. Kenneth T. Joyce, 52, has served as our Chief Financial Officer since July 1999. Prior to his election as our Chief Financial Officer, Mr. Joyce served as our Vice President and Operations Controller since 1997. Prior to joining our company, he was Chief Financial Officer of Selas Fluid Processing Corporation, a subsidiary of Linde AG. Mr. Joyce is also former Vice President, Finance and Chief Financial Officer of Selas Corporation of America (Amex: SLS) and was responsible for the sale of Selas' Fluid Processing business to Linde AG. Mr. Joyce began his accounting career in 1971 at KPMG Peat Marwick. Mr. Joyce is a certified public accountant. Mr. Joyce earned a B.S. in Accounting from Saint Joseph's University and an M.B.A. in Finance from Drexel University.

     ERIC R. LARSON. Eric Larson, 43, served as Vice President of our wafer fabrication business from September 1997 to February 1998 and has served as Executive Vice President, Wafer Fab since February 1999. Mr. Larson served as President of the wafer fabrication division of our predecessor from December 1996 to April 1998. From 1979 to 1996, he worked for Hewlett-Packard Company in various management capacities, most recently as Worldwide Marketing Manager for disk products. In addition, Mr. Larson was the worldwide Manager for Sales and Marketing of the IC (integrated circuit) Business Division of Hewlett-Packard Company from July 1985 to May 1993. Mr. Larson earned a B.A. in Political Science from Colorado State University and an M.B.A. from the University of Denver.

     MICHAEL D. O'BRIEN. Michael O'Brien, 66, served as our Vice President of Packaging and Testing Operations from September 1997 to February 1999 and has served as Executive Vice President, Operations since February 1999. Mr. O'Brien served as Corporate Vice President of our predecessor from 1990 through April 1998. Mr. O'Brien joined our predecessor in 1988. Mr. O'Brien earned a B.S. in Engineering from Texas A&M University.

     WINSTON J. CHURCHILL. For a brief biography on Mr. Churchill, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     THOMAS D. GEORGE. For a brief biography on Mr. George, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     GREGORY K. HINCKLEY. For a brief biography on Mr. Hinckley, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

     JOHN B. NEFF. For a brief biography on Mr. Neff, please see "Proposal One -- Election of Directors -- Nominees for the Board of Directors."

                             EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth compensation earned during each of the three years in the period ending 1999 by our Chief Executive Officer, the four other most highly-compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                        ANNUAL          ------------
                                                     COMPENSATION        SECURITIES
                                                  -------------------    UNDERLYING       ALL OTHER
                  NAME                     YEAR    SALARY    BONUS(1)    OPTIONS(2)    COMPENSATION(3)
                  ----                     ----   --------   --------   ------------   ---------------
James J. Kim(4)..........................  1999   $750,000   $500,000          --        $   78,900
  Chief Executive Officer and Chairman     1998   $779,000   $500,000          --        $   12,000
                                           1997   $500,000   $500,000          --        $   15,195
John N. Boruch(5)........................  1999   $540,400   $546,200     100,000        $   10,200
  Chief Operating Officer and President    1998   $500,000   $446,200     447,735        $  170,000
                                           1997   $400,000   $413,800          --        $   18,000
Kenneth T. Joyce.........................  1999   $174,700   $212,900       8,000        $    6,000
  Executive Vice President and Chief       1998   $144,400   $ 21,500      15,000        $    1,500
  Financial Officer
Frank J. Marcucci(6).....................  1999   $268,500   $173,800      40,000        $1,523,300
  Executive Vice President and Former      1998   $265,400   $291,840     157,735        $   12,000
  Chief Financial Officer                  1997   $245,000   $273,765          --        $  251,000
Eric R. Larson...........................  1999   $260,100   $223,100      30,000        $    6,000
  Executive Vice President, Wafer Fab      1998   $250,300   $148,000      90,000        $    6,000
                                           1997   $220,000   $100,000          --                --
Michael D. O'Brien.......................  1999   $262,600   $223,300      30,000        $    6,000
  Executive Vice President, Operations     1998   $259,400   $173,285     119,028        $    6,000
                                           1997   $240,000   $173,280          --        $    6,000

---------------
(1) Bonus amounts include amounts earned in the year indicated but that were approved by our Board of Directors and paid in the following year.

(2) Long-term compensation represents stock options issued under the 1998 Stock Plan.

(3) All other compensation includes amounts paid to each executive's 401(k) plan.

(4) All other compensation for Mr. Kim includes a $6,000 premium paid by us for a term life insurance policy, of which Mr. Kim's children are the beneficiaries and $64,300 realized through a stock purchase under our 1998 Employee Stock Purchase Plan. In 1999 and 1997, all other compensation for Mr. Kim includes imputed loan interest.

(5) All other compensation for Mr. Boruch in 1998 includes an aggregate of $160,000 for a life insurance premium paid by us together with a bonus paid to Mr. Boruch to cover the income taxes owned by him as a result of the payment of this insurance premium. In 1998 and 1997, all other compensation for Mr. Boruch includes a $4,000 premium paid by us for a term life insurance policy, of which Mr. Boruch's daughters are the beneficiaries. In 1999 and 1997, all other compensation for Mr. Boruch includes imputed loan interest.

(6) Mr. Marcucci served as Chief Financial Officer through July 1999 and served as an Executive Vice President through December 31, 1999. He continues to serve as an employee in accordance with the terms of an employment agreement. At the conclusion of his services as an Executive Vice President he received a bonus of $1,459,000. All other compensation for Mr. Marcucci in 1999 also includes a $9,500 employee loan forgiven by us, cash payment of $36,500 for his accrued and unused vacation at the end of the year and imputed loan interest. All other compensation for Mr. Marcucci in 1998 and 1997 includes a $6,000 premium paid by us for a term life insurance policy, of which Mr. Marcucci's wife is the beneficiary. All other compensation for Mr. Marcucci in 1997 includes an aggregate of $239,000 paid by us for a life insurance premium and a bonus to cover the income taxes owed by Mr. Marcucci as a result of the payment of this insurance premium.

                          OPTION GRANTS IN FISCAL 1999

     The following table provides information concerning each grant of options to purchase our common stock made during 1999 to the Named Executive Officers.

                                                  INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE VALUE
                                  --------------------------------------------------     MINUS EXERCISE PRICE AT
                                  NUMBER OF     % OF TOTAL    EXERCISE                   ASSUMED ANNUAL RATES OF
                                  SECURITIES     OPTIONS        PRICE                   STOCK PRICE APPRECIATION
                                  UNDERLYING    GRANTED TO    PER SHARE                    FOR OPTION TERM(A)
                                   OPTIONS     EMPLOYEES IN    ($/SH)     EXPIRATION   ---------------------------
              NAME                GRANTED(#)   FISCAL YEAR       (B)         DATE          5%             10%
              ----                ----------   ------------   ---------   ----------   -----------   -------------
James J. Kim....................        --          --             --           --            --              --
  Chief Executive Officer and
  Chairman
John N. Boruch..................   100,000         6.8%         $9.06       5/7/09      $569,779      $1,443,931
  Chief Operating Officer and
  President
Kenneth T. Joyce................     8,000         0.5%         $9.06       5/7/09      $ 45,582      $  115,514
  Executive Vice President and
  Chief Financial Officer
Frank J. Marcucci...............    40,000         2.7%         $9.06       5/7/09      $227,911      $  577,572
  Former Executive Vice
  President and Chief Financial
  Officer
Eric R. Larson..................    30,000         2.0%         $9.06       5/7/09      $170,934      $  433,179
  Executive Vice President,
  Wafer Fab
Michael D. O'Brien..............    30,000         2.0%         $9.06       5/7/09      $170,934      $  433,179
  Executive Vice President,
  Operations

---------------
(a) Potential realizable value is based on the assumption that: (1) our common stock will appreciate at the compound annual rate shown from the date of grant until the expiration of the 10-year option term and (2) that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. We assume stock appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission, and these percentages do not reflect our estimate of future stock price growth.

(b) All options shown granted in fiscal 1999 become exercisable as to 25% of the share subject to the option exercisable starting one year after the date of grant and an additional 1/48 of such shares subject to the option becoming exercisable each month thereafter. Under our 1998 Stock Plan, the Board of Directors or a committee appointed by the Board of Directors has the power to reduce the exercise price of any option to the then current fair market price if the fair market value of the common stock covered by such option shall have declined since the date of the option was granted.

     OPTION EXERCISES. During 1999, none of the named executive officers exercised any of their stock options. The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the named executive officers as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

                             YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES             DOLLAR VALUE OF
                                                           UNDERLYING UNEXERCISED              UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                  SHARES                      DECEMBER 31, 1999           DECEMBER 31, 1999(A)
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME               ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
James J. Kim..................      --          --              --             --              --             --
  Chief Executive Officer and
  Chairman
John N. Boruch................      --          --         171,262        376,473      $3,023,299     $6,874,035
  Chief Operating Officer and
  President
Kenneth T. Joyce..............      --          --           5,938         17,063      $  102,422     $  309,838
  Executive Vice President and
  Chief Financial Officer
Frank J. Marcucci.............      --          --          56,470        141,265      $1,043,142     $2,700,291
  Former Executive Vice
  President and Chief
  Financial Officer
Eric R. Larson................      --          --          35,625         84,375      $  614,531     $1,513,669
  Executive Vice President,
  Wafer Fab
Michael D. O'Brien............      --          --          43,487        105,541      $  792,128     $1,991,814
  Executive Vice President,
  Operations

---------------
(a) The value of unexercised options equals (i) $28.25, the value of our common stock as of December 31, 1999 as reported by the Nasdaq Stock Market, minus
    (ii) the exercise price of such option.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of June 1, 2000 by:

     - each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

     - each of our directors; and

     - all of our executive officers.

                                                               BENEFICIAL OWNERSHIP(A)
                                                              --------------------------
                                                               NUMBER OF      PERCENTAGE
                      NAME AND ADDRESS                           SHARES       OWNERSHIP
                      ----------------                        ------------    ----------
James J. and Agnes C. Kim(b)(c).............................    29,755,094        19.6
  1345 Enterprise Drive
  West Chester, PA 19380
David D. Kim Trust of December 31, 1987(c)(d)...............    14,457,344         9.5
  1500 E. Lancaster Avenue
  Paoli, PA 19301
John T. Kim Trust of December 31, 1987(c)(d)................    14,457,344         9.5
  1500 E. Lancaster Avenue
  Paoli, PA 19301
Susan Y. Kim Trust of December 31, 1987(c)(d)(e)............    14,457,344         9.5
  1500 E. Lancaster Avenue
  Paoli, PA 19301
J. & W. Seligman & Co. Incorporated(f)......................    10,848,800         7.1
  100 Park Avenue
  New York, New York 10017
Capital Group International, Inc.(g)........................     7,370,400         4.9
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Winston J. Churchill(h).....................................        21,667           *
Thomas D. George(h).........................................        21,667           *
Gregory K. Hinckley(h)......................................        12,667           *
John B. Neff(i).............................................        45,000           *
John N. Boruch(j)...........................................       280,967           *
Eric R. Larson(k)...........................................        65,089           *
Kenneth T. Joyce(l).........................................        14,034           *
Michael D. O'Brien(m).......................................        87,595           *
All directors and executive officers as a group (9
  persons)(n)...............................................    30,303,780        20.0

---------------
 *   Represents less than 1%.

(a) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before July 31, 2000 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

(b) James J. and Agnes C. Kim are husband and wife. Accordingly, each beneficially owns shares of our common stock held in the name of the other.

(c) David D. Kim, John T. Kim and Susan Y. Kim are children of James J. and Agnes C. Kim. Each of the David D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987 and Susan Y. Kim Trust of December 31, 1987 has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust, and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). In addition, the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of common stock held by them, in their discretion, in concert with James Kim's family. Accordingly, the trusts, together with their respective trustees and James J. and Agnes C. Kim, may be considered a "group" under
     Section 13(d) of the Exchange Act. This group may be deemed to have beneficial ownership of 73,127,126 shares or 48.2% of the outstanding shares of our common stock.

(d) These three trusts together with the trusts described in note (e) below comprise the Kim Family Trusts.

(e) Includes 8,200,000 shares held by the Trust of Susan Y. Kim dated April 16, 1998 established for the benefit of Susan Y. Kim's two children.

(f) J. & W. Seligman & Co. Incorporated ("JWS") reported in a Schedule 13G filed with the Commission on February 10, 2000 that it beneficially owned these shares as of December 31, 1999. JWS also reported that William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares beneficially owned by JWS. JWS is the investment adviser for Seligman Communications and Information Fund, Inc. (the "Fund"). Of the 10,848,800 shares that JWS beneficially owns, the Fund beneficially owns 9,050,000 shares.

(g) Capital Group International, Inc. reported in a Schedule 13G filed with the Commission on February 14, 2000 that it beneficially owned these shares as of December 31, 1999.

(h) Includes 1,667 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000.

(i) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000.

(j) Includes 265,723 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000.

(k) Includes 61,250 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000.

(l) Includes 11,458 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000.

(m) Includes 54,595 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000 and 33,000 shares held jointly with Mr. O'Brien's wife.

(n) Includes 428,027 shares issuable upon the exercise of stock options that are exercisable on or before July 31, 2000.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of Arthur Andersen LLP ("Arthur Andersen") as our independent auditors for fiscal 2000 subject to your approval. Arthur Andersen has served as our independent auditors since 1997. The Board of Directors expects that representatives of Arthur Andersen will attend the Annual Meeting to answer appropriate questions.

     Audit services provided by Arthur Andersen during fiscal 1999 included an audit of the Company's consolidated financial statements, a review of the Company's Annual Report and reviews of certain other filings with the Securities and Exchange Commission and certain other governmental agencies. In addition, Arthur Andersen provided various non-audit services to the Company during 1999.

REQUIRED VOTE

     The ratification of the selection of Arthur Andersen LLP requires the affirmative vote of the holders of the majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

  YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF
             ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 2000.

                            STOCK PERFORMANCE GRAPH
                 COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN

     The following performance graph compares the monthly cumulative total stockholder return on Amkor common stock with the Standard & Poor's 500 Stock Index and the Chase Hambrecht & Quist Semiconductors Index from (using Amkor's initial public offering price of $11.00) May 1, 1998 through market close on December 31, 1999. The graph is based on the assumption that $100 was invested on May 1, 1998 in each of Amkor common stock, the Standard & Poor's 500 Stock Index and the Hambrecht & Quist Semiconductors.

     The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.

                COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
               AMONG AMKOR TECHNOLOGY, INC., THE S & P 500 INDEX
                    AND THE CHASE H & Q SEMICONDUCTOR INDEX
STOCK PERFORMANCE GRAPH

                                                    AMKOR TECHNOLOGY,                                          CHASE H & Q
                                                          INC.                      S & P 500                 SEMICONDUCTOR
                                                    -----------------               ---------                 -------------
05/01/98                                                 100.00                      100.00                      100.00
5/98                                                      94.32                       97.31                       81.99
6/98                                                      84.94                      101.26                       78.80
7/98                                                      67.33                      100.18                       81.26
8/98                                                      42.05                       85.70                       62.11
9/98                                                      44.32                       91.19                       68.70
10/98                                                     44.32                       98.60                       86.01
11/98                                                     57.39                      104.58                       97.80
12/98                                                     98.30                      110.61                      112.29
1/99                                                     105.11                      115.23                      140.18
2/99                                                      95.45                      111.65                      118.58
3/99                                                      71.59                      116.12                      127.37
4/99                                                      88.64                      120.61                      123.94
5/99                                                      84.09                      117.77                      133.96
6/99                                                      93.18                      124.30                      167.04
7/99                                                     139.77                      120.42                      173.80
8/99                                                     160.23                      119.83                      187.43
9/99                                                     146.59                      116.54                      187.44
10/99                                                    183.52                      123.92                      211.63
11/99                                                    245.45                      126.44                      235.57
12/99                                                    256.82                      133.88                      280.23

       * $100 INVESTED ON 5/1/98 IN STOCK OR INDEX --
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

                             AMKOR TECHNOLOGY, INC.
                             1345 ENTERPRISE DRIVE
P                       WEST CHESTER, PENNSYLVANIA 19380

R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, JULY 19, 2000
O

X The undersigned hereby appoints James J. Kim and Kenneth T. Joyce the proxies (each with power to act alone and with power of substitution) of
Y the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amkor Technology, Inc. to be held on July 19, 2000, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.

          1. Election of Directors, Nominees:

               James J. Kim, John N. Boruch, Winston J. Churchill, Thomas D. George, Gregory K. Hinckley, John B. Neff

          2. Ratification of appointment of independent auditors.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. ON MATTERS ON WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF AMKOR'S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                                 [ SEE REVERSE ]
                                                                 [     SIDE    ]

                            - FOLD AND DETACH HERE-

    PLEASE MARK YOUR
 X  VOTE AS IN THIS                                                         3060
    EXAMPLE.

     IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE MANNER
          DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE,
                THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
     Amkor's Board of Directors recommends a vote FOR election of directors and Proposal 2.
--------------------------------------------------------------------------------
                    FOR     WITHHELD
1. Election of
   Directors.
   (see reverse)

   For, except vote withheld from the following nominee(s):

   ___________________________________________________________


                                        FOR     AGAINST     ABSTAIN
2. Ratification of appointment of
   Independent Auditors.


Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

________________________________________________________________________________

________________________________________________________________________________
SIGNATURE(S)                                                   DATE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


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